        As filed with the Securities and Exchange Commission on January 22, 1998
                                                   Registration No. 333-________
--------------------------------------------------------------------------------

                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                                  -----------------
                                       FORM S-8
                                REGISTRATION STATEMENT
                                        Under
                              THE SECURITIES ACT OF 1933

                                  ------------------

                                  ROSS SYSTEMS, INC.
                  (EXACT NAME OF ISSUER AS SPECIFIED IN ITS CHARTER)


           CALIFORNIA                                      94-2170198
    ------------------------                          -------------------
    (STATE OF INCORPORATION)                           (I.R.S. EMPLOYER
                                                      IDENTIFICATION NO.)

                               Two Concourse Parkway
                                     Suite 800
                                 Atlanta, GA 30328
                      (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                 ------------------

                             1998 INCENTIVE STOCK PLAN
                              (Full title of the Plan)

                                 ------------------

                                   Dennis V. Vohs
                             Chairman of the Board and
                              Chief Executive Officer

                                 ROSS SYSTEMS, INC.
                               Two Concourse Parkway
                                     Suite 800
                                 Atlanta, GA 30328
                                   (770) 351-9600
             (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

              -------------------------------------------------------
                                      COPY TO:
                                   Robert B. Jack
                         Wilson, Sonsini, Goodrich & Rosati
                              Professional Corporation
                                 650 Page Mill Road
                          Palo Alto, California 94304-1050
              -------------------------------------------------------


                           CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------------------
                                                                             PROPOSED              PROPOSED
                                                                             MAXIMUM               MAXIMUM
                                                         AMOUNT              OFFERING             AGGREGATE           AMOUNT OF
              TITLE OF SECURITIES TO                     TO BE                PRICE                OFFERING         REGISTRATION
                   BE REGISTERED                     REGISTERED(1)         PER SHARE(2)            PRICE(2)              FEE
--------------------------------------------------------------------------------------------------------------------------------
 Common Stock, no par value, to be issued
 pursuant to Registrant's 1998 Incentive Stock
 Plan:                                                  900,000               $3.125              $2,812,500           $830.00
--------------------------------------------------------------------------------------------------------------------------------


(1) The shares covered by this Registration Statement represent shares of Common Stock which have become available for issuance under the Registrant's 1998 Incentive Stock Plan which was approved by the shareholders at the Registrant's Annual Meeting held on November 19, 1997.
(2) Estimated pursuant to Rule 457 solely for the purpose of calculating the registration fee based on the closing price of Registrant's Common Stock as reported by the Nasdaq National Market System on January 20, 1998.

                                  ROSS SYSTEMS, INC.
                          REGISTRATION STATEMENT ON FORM S-8

                                       PART II

                    INFORMATION REQUIRED IN REGISTRATION STATEMENT



Item 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission:

          (a) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed March 22, 1991;

          (b)  Current Report on Form 8-K filed August 19, 1997;

          (c)  Annual Report on Form 10-K for the fiscal year ended June 30,
               1997.

          (d)  Definitive Proxy Statement filed October 8, 1997;

          (e) Quarterly Report on Form 10-Q for the quarter ended September 30, 1997.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.


Item 4.   DESCRIPTION OF SECURITIES.

     Not applicable.


Item 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     As of the date hereof, certain members of Wilson Sonsini Goodrich & Rosati, Professional Corporation, hold options to purchase 27,500 shares of the Registrant's Common Stock. Mario M. Rosati, a member of such firm, is a Director and Assistant Secretary of the Registrant.

Item 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company has adopted provisions in its Articles of Incorporation and Bylaws that limit the liability of its directors. As permitted by the California Corporations Code, directors will not be liable to the Company for monetary damages arising from a breach of their fiduciary duty as directors, including such conduct during a merger or tender offer, in certain circumstances. Such limitation does not affect liability for any breach of a director's duty to the Company or its shareholders (i) with respect to approval by the director of any transaction from which he derives an improper personal benefit, (ii) with respect to acts or omissions involving an absence of good faith, that he believes to be contrary to the best interests of the Company or its shareholders, that involve intentional misconduct or a knowing and culpable violation of law, that constitute an unexcused pattern of inattention that amounts to an abdication of his duty to the Company or its shareholders in circumstances in which he was, or should have been aware, in the ordinary course of performing his duties, of a risk of serious injury to the Company or its shareholders, or (iii) based on transactions between the Company and its directors or another corporation with interrelated directors or based on improper distributions, loans or guarantees under applicable sections of the California Corporations Code. Such limitation of liability also does not affect the availability of equitable remedies such as injunctive relief or rescission.

     Section 317 of the California Corporations Code authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to officers and directors in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended. The Company's Articles of Incorporation authorize the Company to indemnify the Company's officers and directors. The Company's Bylaws provide that the Company shall indemnify its directors and officers to the fullest extent permitted by California law, including circumstances in which indemnification is otherwise discretionary under California law. The Company has entered into indemnification agreements with its officers and directors containing provisions which are in some respects broader than the specific indemnification provisions contained in the California Corporations Code. The indemnification agreements may require the Company, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers, to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors' and officers' insurance if available on reasonable terms.


Item 7.   EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

Item 8.   EXHIBITS.

     Exhibit
     Number                   Description
     -------                  -----------

      5.1      Opinion of counsel as to legality of securities being registered.

     23.1      Consent of Coopers & Lybrand L.L.P., Independent Accountants.

     23.2      Consent of KPMG Peat Marwick LLP, Independent Auditors.

     23.3      Consent of KPMG, Independent Auditors.

     23.4      Consent of counsel (contained in Exhibit 5.1).

     24.1      Power of Attorney (see page II-6).


Item 9.   UNDERTAKINGS.

     A.   The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant, Ross Systems, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto, duly authorized, in the City of Atlanta, State of Georgia, on January 20, 1998.


                                   ROSS SYSTEMS, INC.


                                   By:    /s/ Dennis V. Vohs
                                        --------------------------
                                        Dennis V. Vohs,
                                        Chairman of the Board and
                                        Chief Executive Officer

                                  POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dennis V. Vohs and Stan F. Stoudenmire, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.




       Signature                          Title                       Date
------------------------     ---------------------------------     -----------


 /s/ Dennis V. Vohs          Chairman of the Board and Chief       January 20,
------------------------     Executive Officer                        1998
 (Dennis V. Vohs)            (Principal Executive Officer)

 /s/ Stan F. Stoudenmire     Vice President, Finance and           January 20,
------------------------     Administration, Chief Financial          1998
 (Stan F. Stoudenmire)       Officer (Principal Financial and
                             Accounting Officer) and Secretary


 /s/ J. Patrick Tinley       President, Chief Operating Officer    January 20,
------------------------     and Director                             1998
 (J. Patrick Tinley)


                             Director
------------------------
 (William Goodhew)


 /s/ Mario M. Rosati         Director                              January 20,
------------------------                                              1998
 (Mario M. Rosati)


                             Director
------------------------
 (Bruce J. Ryan)

                                  ROSS SYSTEMS, INC.

                          REGISTRATION STATEMENT ON FORM S-8

                                  INDEX TO EXHIBITS



     EXHIBIT
       NO.                            DESCRIPTION
   ---------- ------------------------------------------------------------------

       5.1    Opinion of counsel as to legality of securities being registered.

      23.1    Consent of Coopers & Lybrand L.L.P., Independent Accountants.

      23.2    Consent of KPMG Peat Marwick LLP, Independent Auditors.

      23.3    Consent of KPMG, Independent Auditors

      23.4    Consent of counsel (contained in Exhibit 5.1).

      24.1 Power of Attorney (included in Registration Statement on page II-6).